UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2010

MILWAUKEE IRON ARENA FOOTBALL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27831	91-1947658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11415 NW 123 Lane, Reddick, Florida	32686
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (718) 554-3652

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On July 1, 2010, Milwaukee Iron Arena Football, Inc. (the “Company”, “we” or “our”) entered into an Agreement with Andrew Vallozzi terminating a previously entered into Stock Purchase Agreement between the parties.  In particular, on March 10, 2010 the Company had entered into an agreement with Mr. Vallozzi granting Mr. Vallozzi the option to purchase certain shares of Series B Preferred Stock.  As discussed in Item 5.02 below, Mr. Vallozzi determined to resign his position with the Company and pursue other opportunities.  In light of Mr. Vallozzi’s resignation, both the Company and Mr. Vallozzi agreed to cancel the Stock Purchase Agreement.

Item 5.02	Departure of Certain Officers.

On June 27, 2010, Andrew Vallozzi resigned as an officer of our wholly owned subsidiary Milwaukee Iron Arena Football Club, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 1, 2010

Milwaukee Iron Arena Football, Inc.

By: /s/ Richard Astrom
Name: Richard Astrom
Title: Chief Executive Officer